Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PERSONAL AND CONFIDENTIAL

September 3, 2020

(By E-Mail)

Mr. David C. Marek

[***]

Re:[***] Agreement and Release

Dear David:

This [***] Agreement and Release (“Agreement”) sets forth the terms of your continued employment with Axsome Therapeutics, Inc. (together with each of its subsidiaries or affiliated companies, the “Company”) and related matters.

1. [***]; Separation Date.

(a) [***] (the “Separation Date”), you will remain as an employee of the Company subject to the terms of this Agreement, and you agree [***].

(b)Through the Separation Date, [***]. You agree and acknowledge that, as of the Separation Date, you shall no longer serve as, and from and after that date you shall not hold yourself as, an employee, officer, executive, or representative of the Company, and you shall no longer hold yourself out as having any title with the Company. [***].

(c)For the avoidance of doubt, through the Separation Date you shall continue to comply fully with and be bound by your Employee Proprietary Information and Inventions Agreement, dated as of August 9, 2019 (the “Proprietary Information Agreement”), the Company’s Insider Trading Policy and Code of Conduct and Ethics and all laws and regulations applicable to the business of the Company.  [***].

2.Payments/Benefits.  In consideration of your obligations set forth in this Agreement, and provided you comply fully with, execute this Agreement, including but not limited to your consent to the Release set forth in Paragraph 4 of this Agreement below, and your consent and non-revocation to the supplemental release and waiver in the form annexed hereto as Exhibit A (the “Supplemental Release”), the Company agrees to the following:

(a)[***].

(b)[***].

(c)[***].

(d) [***]:

(i)	[***]; and

(ii)	[***].

(e)[***].

(f)For the avoidance of doubt, in the event of any breach, by you of any of your obligations pursuant to this Agreement, the Supplemental Release, Proprietary Information Agreement, and the Offer Letter, or if you do not consent to the Agreement or the Supplemental Release (or otherwise revoke the Supplemental Release): (i) you shall not be entitled to receive any of the payments described in Paragraph 2 of this Agreement, and any rights thereto shall be forfeited; and (ii) you shall be obligated to promptly repay to the Company any payments described in Paragraph 2 of this Agreement previously made to you, [***].

3.COBRA.  In the event that you elect to receive after the Separation Date continuation coverage in the Company’s medical and dental plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), such continuation coverage shall be at your own expense.  COBRA continuation coverage shall in all respects be subject to the requirements, conditions and limitations of COBRA and of the medical and dental plans of the Company, which may be amended from time to time.

4.General Release and Waiver of Claims.  In consideration of the Company’s obligations set forth in this Agreement, including but not limited to the arrangements, payments, and benefits described above, to which you acknowledge and agree you would not otherwise receive nor be entitled, you voluntarily, knowingly, willingly, unconditionally, and irrevocably, on behalf of yourself and all of your heirs, executors, administrators, beneficiaries, representatives, and assigns, hereby release and forever discharge the Company, each of its subsidiaries or affiliated companies, and each of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, employee benefit plans, general and limited partners, members, managers, investors, joint venturers, representatives, successors, and assigns (collectively, the “Company Releasees”), both individually and in their official capacities, from any and all charges, complaints, claims, causes of action, rights, liabilities, obligations, promises, agreements, controversies, damages, actions, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and costs actually incurred) of any type, nature or description, in law or equity, known or unknown, suspected or unsuspected, vested or contingent, accrued or yet to accrue, which you ever had in the past, now have, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time you sign this Agreement (the “Release”).  This Release includes, but is not limited to, any rights or claims in any way related to, connected with or arising out of your employment relationship with the Company, or the cessation of such employment; any claims for unpaid wages, back pay, salary, commissions, bonuses, incentive pay, vacation pay, legal fees, fringe benefits, severance or other compensation; any claims arising under any covenant of good faith and fair dealing, express or implied, or any agreements, contracts, understandings, plans, policies, or promises, express or implied, oral or written, formal or informal, including without limitation your Offer Letter, and any other employment agreements you received and/or executed in connection with your employment relationship with the Company; any tort, including without limitation intentional infliction of emotional distress, defamation, fraud, and breach of duty; any legal restrictions on the right to terminate employees; and any federal, state, local, or other governmental common law, statute, regulation, ordinance, or other requirement, including without limitation: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, Sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Genetic Information Nondiscrimination Act of 2008, the Worker and Adjustment Retraining Notification Act, the Equal Pay Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the anti-retaliation provisions of the Fair Labor Standards Act, the anti-retaliation provisions of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514A, also known as the Sarbanes-Oxley Act of 2002, or the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Occupational Safety and Health Act, the Uniformed Services Employment and Reemployment Rights Act, the Fair Credit Reporting Act, the New York State and New York City Human Rights laws, the New York Labor Law, and the New York City Administrative Code, the California Fair Employment and Housing Act, the California

Unruh Civil Rights Act, the California Family Rights Act, the California Labor Code, the California Business & Professions Code, the California Government Code, the California Civil Code, each as amended, and any other federal, state, or local law, statute, regulation, ordinance, or common law; provided, however, that nothing in this Release or this Agreement shall serve to waive: any (a) claims or rights that, pursuant to law, cannot be legally waived or subject to a release of this kind, such as claims for unemployment or workers’ compensation benefits; (b) rights to receive any vested pension benefits under any plan or program maintained by the Company, in accordance with the terms of such plan or program; (c) your past and continuing rights, if any, to indemnity and advancement of defense costs to the fullest extent permitted by law and pursuant to the By-Laws and other governing plans and agreements of the Company by and between its current and former officers and employees; and (d) any right you may have to bring appropriate proceedings to enforce this Agreement.

For the purpose of implementing a full and complete release, you expressly acknowledge that the releases given in this Agreement are intended to include, without limitation, claims that you did not know or suspect to exist in your favor at the time of the date of your execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon with they might be based, would have materially affected the settlement of this matter; and that the payments and arrangements provided under this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims, despite the fact that California Civil Code Section 1542 may provide otherwise.  You expressly waive any right or benefit available to you in any capacity under the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which a creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

You further agree and represent that you have consulted with an attorney over the meaning and significance of this Civil Code § 1542 waiver and that you knowingly and voluntarily waive your rights under this statute.

5.No Further Payments or Benefits.  You acknowledge that the arrangements, payments and benefits described in Paragraph 2 of this Agreement above are in lieu of and in full satisfaction of any amounts that might otherwise be payable under any contract, plan, policy or practice, past or present, of the Company, including but not limited to your Offer Letter.  [***].

6.Confidentiality.

(a)In addition to your confidentiality obligations pursuant to your Offer Letter and your Proprietary Information Agreement, all of which are incorporated by reference as if set forth expressly herein, you hereby acknowledge and agree that in the course of your employment with the Company you had access to confidential information and/or proprietary information (“Confidential Information”), which includes, without limitation, information relating to the Company, and its business, clients, prospective clients, vendors, suppliers, consultants, business plans and strategies, inventions, research, developments, products, product plans, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, processes, formulas, technology, drawings, assays, raw data, scientific pre-clinical or clinical data, records, databases, formulations, clinical protocols, equipment designs, customer or vendor lists, projects, proposals, market plans, forecasts, investment models and plans, performance information, business transactions and relationships, advertising, marketing, employees, contractors, shareholders, partners, members, officers and other personnel, accounts, credit and financial information, computer software, know-how, trade practices, trade secrets or other matters that are not publicly known outside the Company, all of which are integral to the operations and success of the Company, and that such Confidential Information has been disclosed to you in confidence and only for the use of the Company.  You understand and agree that: (a) you will keep such Confidential Information confidential at all times during and after your employment with the Company; (b) you will not at any time disclose, divulge, use, publish, reveal or in any other manner make use of, directly or indirectly, such Confidential

Information on your own behalf, or on behalf of any third party; and (c) you have returned or will return to the Company, on or before [***], any and all copies, duplicates, reproductions or excerpts of such Confidential Information within your possession, custody or control.  You further agree that you shall abide by any and all common-law and statutory obligations relating to protection and non-disclosure of trade secrets and confidential and proprietary documents and information.

(b)You are hereby notified in accordance with the Defend Trade Secrets Act of 2016 that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, you are further notified that an individual who files an action or lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the individual’s attorney and use the trade secret information in a proceeding if the individual: (c) files any document containing the trade secret under seal, and (d) does not disclose the trade secret except pursuant to court order.

7.Continuing Obligations.

(a) You agree to comply with your obligations pursuant to your Proprietary Information Agreement and your obligations of your Offer Letter.  For the avoidance of doubt, nothing in this Agreement shall eliminate, reduce, replace, or impair, or be construed to eliminate, reduce, replace, or impair your other continuing obligations pursuant to Paragraphs 4, 6, 7, 14 of the Proprietary Information Agreement, any additional continuing obligations you may have pursuant to any prior agreement(s) between you and the Company, including without limitation any restrictive covenants and/or post-employment obligations contained in any such prior agreement(s), plans or programs of the Company, which restrictive covenants and/or post-employment obligations shall continue in full force and effect.  For the further avoidance of doubt, nothing in this Agreement shall affect or be construed to affect any and all rights of the Company (or a designee thereof) to enforce, or to obtain recovery or relief for any breach of threatened breach by you of, any such restrictive covenants or post-employment obligations.  Furthermore, nothing in this Agreement shall eliminate, reduce, replace, or impair your obligations to comply with applicable policies and procedures of the Company through the Separation Date, and all requirements contained therein.  You acknowledge and agree that you are not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this Agreement.

(b)You acknowledge and agree that all documents, records, and files (electronic, paper or otherwise), materials, software, equipment, and other physical property, including but not limited to computers, mobile phones, electronic devices, laptops and peripherals, security access badges, ID cards, building and office access cards, entry badges, keys, access codes, passwords and log-in credentials, software, hardware, and databases, and all copies of the foregoing, including but not limited to all such items containing Confidential Information of the Company, that you have received, acquired, or which have come into your possession, custody or control or been produced by or to you in connection with your employment (collectively, “Company Property”), have been and remain the sole property of the Company. You represent and warrant that by no later than [***], you will conduct a thorough and diligent search for, and shall return to the Company, all such tangible Company Property.  You further agree that by no later than [***], you will conduct a thorough and diligent search for, and permanently and irrevocably delete, any intangible Company Property that exists or is stored: (a) in any email account; (b) in any “cloud” account; or (c) on any computer, laptop, tablet, mobile device, cellular phone, smartphone, or PDA, the foregoing of any of which are accessible, possessed, controlled or owned by you.

8.Non-Disclosure.

(a)You agree to keep any discussions and negotiations leading up to and in connection with this Agreement strictly confidential.  [***].  Nothing in this Paragraph or this Agreement shall affect or interfere with any right you may have under Section 7 of the National Labor Relations Act.

(b)Nothing in this Agreement or the Supplement Release is intended to or shall preclude you from: (i) providing truthful testimony on any non-privileged subject matter in response to a valid subpoena, court order, regulatory request or other judicial, administrative, or legal process or otherwise as required by law, in which event you agree that you shall notify the Company, in writing, unless prohibited to do so by law, as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) so that the Company may seek a protective order or other appropriate remedy, and you agree to cooperate with the Company in any effort the Company undertakes to obtain a protective order or other remedy; or (ii) reporting, without any prior authorization from, or notification to, the Company, possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

9.Non-Disparagement. You agree not to [***]. The Company agrees that [***].

10.Injunctive Relief.  You acknowledge and agree that the Company will be irreparably harmed by any breach, or threatened breach, by you of any of Paragraphs 6, 7, 8 or 9 of this Agreement and that monetary damages would be grossly inadequate.  You further acknowledge and agree without reservation that the terms, conditions, and restraints in Paragraphs 6, 7, 8 and 9 of this Agreement are reasonable and no greater than necessary to ensure the reasonable and proper protection of the relationships (client, customer, personnel, and business), goodwill, Confidential Information, and other legitimate business interests of the Company and the Company Releasees; that each and every one of such terms, conditions, and restraints, individually or in the aggregate, will not prevent you from obtaining other suitable employment following the Separation Date and will not impose any undue hardship upon you.  Accordingly, you agree that in the event of a breach or threatened breach by you of any or all of Paragraphs 6, 7, 8 or 9 of this Agreement, the Company shall be entitled to seek and obtain immediate injunctive or other preliminary or equitable relief, as appropriate, in addition to all other remedies available at law and equity, without being required to post a bond.  You further understand and agree that if the Company is successful in whole or in part in any legal or equitable suit, claim, charge, action, or proceeding against you under this Agreement, the Company shall be entitled to payment and/or reimbursement, from you, of all reasonable attorneys’ fees, costs, and expenses incurred with respect to any such suit, claim, charge, action, or proceeding.

11.Cooperation.  You agree to cooperate fully with the Company concerning reasonable requests for information about the business of the Company or your involvement and participation therein; the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while you were employed by the Company about which you may have knowledge; and in connection with any investigation or review internally or externally by any federal, state or local regulatory, quasi-regulatory or self-governing authority as any such investigation or review relates to events or occurrences relating to business matters or other work-related issues that transpired while you were employed by the Company or about which you may have knowledge.  Your cooperation shall include, but not be limited to, being available to meet and speak with officers, directors, executives, members, managers, or employees of the Company and/or their counsel at reasonable times and locations, executing accurate and truthful documents and providing truthful testimony at deposition and/or court appearances, and taking such other actions as may reasonably be requested by the Company and/or their counsel to effectuate the foregoing.

12.No Suits.  You hereby represent and warrant that you have not filed, caused to be filed or permitted to be filed any complaints charges, lawsuits or other proceedings against the Company or any of the Company Releasees, and that no such complaints, charges, lawsuits or other proceedings are pending.  You further agree not to initiate any legal action or proceeding against the Company or any of the Company Releasees in any forum in connection with the claims released by you.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit you from filing an administrative charge with, or participating in, any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), the SEC, or any other comparable state or local agency or other governmental or law enforcement agency, subject to the restriction that if any such charge is filed, you agree to the fullest extent permitted by law not to violate the confidentiality provisions of this Agreement.  You further agree that, to the fullest extent permitted by law, if you, or anyone on your behalf, files a charge with the EEOC, civil action, suit or legal proceeding against the Company or Company Releasees, you shall not be entitled to any personal recovery in any such action or proceeding before the EEOC or otherwise that may be commenced on your behalf arising out of the matters released hereby, provided, however, that the foregoing limitation on recovery shall not apply to administrative proceedings before the SEC.

13.No Wrongful Conduct.  You hereby represent, warrant, and covenant that at no time prior to or contemporaneous with your execution of this Agreement have you knowingly engaged in any wrongful conduct against, on behalf of or as the representative or agent of the Company, or otherwise engaged in any conduct or activity in violation of any applicable laws, statutes, rules, regulations, or ordinances, including without limitation any rules or regulations of (or enforced by) the SEC, or any state or other applicable regulatory or self-regulatory agency, body or organization of which the Company is a member or to whose jurisdiction or authority you or the Company are otherwise subject.  You further hereby represent, warrant, and covenant that you are not aware of any actions or omissions by any current or former executive, officer, member, director, employee, contractor, agent, attorney, consultant, or representative of the Company (including yourself) through the date of your execution of this Agreement that were (individually or collectively) in any way knowingly or intentionally harmful or detrimental to the Company, and/or the business, clients, or customers of the Company that you have not previously shared with the Company or its counsel.

14.Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.  Further, you agree to submit to the exclusive jurisdiction of the state and/or federal courts located within the State of New York for the resolution of any matter in any way arising out of, relating to or connected with this Agreement, the Supplemental Release, your employment by the Company or the cessation of your employment.  The Company and you each hereby waive, as against the other, trial by jury in any judicial proceeding to which the Company and you are both parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement or the Supplemental Release.

15.Contents of Agreement, Amendment, Interpretation.

(a)Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each and every jurisdiction in which enforcement is sought.  In the event that any one or more of the terms, provisions, clauses, and/or paragraphs of this Agreement shall be held to be invalid, illegal or unenforceable in any way and to any extent, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad or invalid as to duration, scope, activity or subject, such provisions shall be construed by limiting, modifying, and/or reducing such provisions so as to be enforceable to the maximum extent compatible with and permitted by applicable law.  No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

(b)Ambiguities; Paragraph Headings.  This Agreement and the provisions contained herein shall not be construed or interpreted for or against either party because that party drafted or caused that party’s legal representative to draft any of its provisions, and the paragraph headings contained in this Agreement are for reference purposes only and shall not affect or alter the meaning or interpretation of this Agreement or any term or provision hereof.

(c)Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.  Additionally, the provisions of this Agreement shall survive the cessation of your employment with the Company, in accordance with the respective terms of such provisions.

(d)Entire Agreement.  The terms described in this Agreement sets forth our entire agreement and understanding and supersedes all prior agreements, contracts, arrangements, and understandings, written or oral, express or implied, between you and the Company or any of the Company Releasees, except your Proprietary Information Agreement, which shall continue in full force and effect as if set forth expressly herein.

(e)Modification.  This Agreement may not be amended, altered or modified other than in a writing signed by you and an authorized representative of the Company.

(f)No Admission.  Neither this Agreement nor the Company’s offer to you of this Agreement shall be construed as, any admission of liability or of any improper conduct on the part of the Company or any of the Company Releases.

16.Notices.  Except as otherwise provided herein, for the purposes of this Agreement and the Supplemental Release, notices, demands and all other communications provided for in this Agreement or the Supplemental Release, shall be in writing and shall be deemed to have been duly given when delivery is made by e-mail, addressed to you at [***] or, in the case of the Company, to Herriot Tabuteau, Chief Executive Officer ([***]@axsome.com), with a copy to Emilio Ragosa, DLA Piper ([***]@dlapiper.com).

17.Consideration Period. [***]. The Agreement will not become effective until [***].

18.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, notwithstanding that all the parties are not signatory to the same counterpart.  This Agreement may be executed either by original, facsimile or electronic copy (including the electronic delivery of signed documents in PDF format), each of which will be equally binding and shall have the same force and effect as original signatures.

19.Acknowledgments and Representations.  The Company advised you to consult with an attorney of your choice prior to signing this Agreement and you acknowledge that you have done so.  You also understand and agree that the Company is under no obligation to offer you the arrangements, payments and benefits set forth above, and that you are under no obligation to consent to the Release and the Supplemental Release.  You acknowledge and agree that the arrangements, payments and benefits described above constitute sufficient consideration to require you to abide with your obligations under this Agreement, including but not limited to the Release and the Supplemental Release.  You represent that you have read this Agreement, including the Release and the Supplemental Release, that you fully understand its terms, and that you choose to enter into this Agreement freely, voluntarily, and without coercion.

[The remainder of this page has been left blank intentionally.]

If the foregoing sets forth our agreement as you understand it and consent to it, please sign this Agreement and return it to me at the address listed above.

Very truly yours,

Axsome Therapeutics, Inc.

/s/ Herriot Tabuteau, M.D.
By: Herriot Tabuteau, M.D.
Title: President and Chief Executive Officer

Agreed to and Accepted by:

/s/ David C. Marek
By: David C. Marek

Date:	September 3, 2020

Exhibit A

SUPPLEMENTAL RELEASE

(to be signed after the Separation Date)

[***]

[The remainder of this page has been left blank intentionally.]

Agreed to and Accepted:

_______________________

David C. Marek

Date:

Exhibit B

[***]